NVR, Inc. Announces First Quarter Results

RESTON, Va., April 21, 2011 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2011 of $15,174,000, $2.52 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2011 decreased 53% and 50%, respectively, when compared to the 2010 first quarter. Consolidated revenues for the first three months of 2011 totaled $514,504,000, a 13% decrease from $590,214,000 for the comparable 2010 quarter.

Homebuilding

New orders in the first quarter of 2011 decreased 18% to 2,403 units, when compared to 2,940 units in the first quarter of 2010. The cancellation rate in the first quarter of 2011 was 12% compared to 9% in the first quarter of 2010 and 18% in the fourth quarter of 2010. Settlements decreased in the first quarter of 2011 to 1,634 units, 15% lower than the same period of 2010. The Company's backlog of homes sold but not settled at the end of the 2011 quarter decreased on a unit basis by 19% to 3,685 units from the same period last year. On a dollar basis, backlog declined to $1,166,721,000, a decrease of 13% when compared to the same period last year.

Homebuilding revenues for the three months ended March 31, 2011 totaled $502,744,000, 13% lower than the year earlier period. Gross profit margins were 16.9% in the 2011 first quarter compared to 18.4% for the same period in 2010. Income before tax from the homebuilding segment totaled $18,872,000, a decrease of 59% when compared to the first quarter of the previous year.

Mortgage Banking

Mortgage closed loan production of $353,571,000 for the three months ended March 31, 2011 was 15% lower than the same period last year. Income before tax for the mortgage banking operations during the first quarter of 2011 decreased 14% to $5,963,000, when compared to $6,962,000 reported for the same period of 2010.

About NVR

NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes, Rymarc Homes and Fox Ridge Homes trade names, and operates in twenty-five metropolitan areas in fourteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, www.foxridgehomes.com, and www.rymarc.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR's customers, increased regulation of the mortgage banking industry, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)
	Three Months Ended March 31,
	2011	2010
Homebuilding:
Revenues	$ 502,744	$ 577,381
Other income	1,458	2,369
Cost of sales	(417,920)	(471,069)
Selling, general and administrative	(67,188)	(60,741)
Operating income	19,094	47,940
Interest expense	(222)	(2,171)
Homebuilding income	18,872	45,769

Mortgage Banking:
Mortgage banking fees	11,760	12,833
Interest income	1,115	756
Other income	39	166
General and administrative	(6,677)	(6,529)
Interest expense	(274)	(264)
Mortgage banking income	5,963	6,962

Income before taxes	24,835	52,731

Income tax expense	(9,661)	(20,644)

Net income	$ 15,174	$ 32,087

Basic earnings per share	$ 2.61	$ 5.29

Diluted earnings per share	$ 2.52	$ 5.01

Basic average shares outstanding	5,823	6,066

Diluted average shares outstanding	6,020	6,399

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)
	March 31, 2011	December 31, 2010
ASSETS	(unaudited)

Homebuilding:
Cash and cash equivalents	$ 1,217,670	$ 1,190,731
Receivables	7,378	6,948
Inventory:
Lots and housing units, covered under
sales agreements with customers	349,096	275,272
Unsold lots and housing units	60,172	70,542
Land under development	77,075	78,058
Manufacturing materials and other	5,901	7,457
	492,244	431,329

Assets related to consolidated variable interest entity	22,801	22,371
Contract land deposits, net	116,753	100,786
Property, plant and equipment, net	18,963	19,523
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	232,072	243,005
	2,149,461	2,056,273

Mortgage Banking:
Cash and cash equivalents	2,555	2,661
Mortgage loans held for sale, net	105,611	177,244
Property and equipment, net	887	950
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	9,867	15,586
	126,267	203,788

Total assets	$ 2,275,728	$ 2,260,061

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)
	March 31, 2011	December 31, 2010
LIABILITIES AND SHAREHOLDERS' EQUITY	(unaudited)

Homebuilding:
Accounts payable	$ 115,977	$ 115,578
Accrued expenses and other liabilities	172,608	237,052
Liabilities related to consolidated variable interest entity	995	500
Non-recourse debt related to consolidated variable
interest entity	7,587	7,592
Customer deposits	62,894	53,705
Other term debt	1,714	1,751
	361,775	416,178

Mortgage Banking:
Accounts payable and other liabilities	20,405	13,171
Note payable	75,347	90,338
	95,752	103,509

Total liabilities	457,527	519,687

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 and 20,557,913 shares
issued as of March 31, 2011 and December 31,	206	206
2010, respectively
Additional paid-in-capital	1,014,017	951,234
Deferred compensation trust – 152,964 and
158,894 shares of NVR, Inc. common
stock as of March 31, 2011 and December
31, 2010, respectively	(25,582)	(27,582)
Deferred compensation liability	25,582	27,582
Retained earnings	4,044,246	4,029,072
Less treasury stock at cost – 14,688,939 and
14,894,357 shares at March 31, 2011
and December 31, 2010, respectively	(3,240,268)	(3,240,138)
Total shareholders’ equity	1,818,201	1,740,374
Total liabilities and shareholders’ equity	$ 2,275,728	$ 2,260,061

NVR, Inc. Operating Activity (unaudited) (dollars in thousands)
	Three Months Ended March 31,
	2011	2010

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,145	1,391
North East (2)	252	260
Mid East (3)	691	879
South East (4)	315	410
Total	2,403	2,940

Average new order price	$ 295.8	$ 286.7

Settlements (units)
Mid Atlantic (1)	836	935
North East (2)	128	220
Mid East (3)	431	565
South East (4)	239	199
Total	1,634	1,919

Average settlement price	$ 307.6	$ 300.8

Backlog (units)
Mid Atlantic (1)	1,904	2,319
North East (2)	356	365
Mid East (3)	990	1,274
South East (4)	435	594
Total	3,685	4,552

Average backlog price	$ 316.6	$ 294.8

Community count (average)	379	358
Lots controlled at end of period	52,900	48,100

Mortgage banking data:
Loan closings	$ 353,571	$ 418,042
Capture rate	87%	90%

Common stock information:
Shares outstanding at end of period	5,867,259	6,149,335
Number of shares repurchased	85,460	-
Aggregate cost of shares repurchased	$ 63,408	$ -

(1)  Virginia, West Virginia, Maryland and Delaware

(2)  Eastern Pennsylvania and New Jersey

(3)  Western Pennsylvania, Kentucky, New York, Ohio and Indiana

(4)  North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, Office: +1-703-956-4204